Form SB2-7A for MORGAN CLARK MANAGEMENT INC filed on August ___, 2001



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 SEVENTH AMENDMENT

                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MORGAN CLARK MANAGEMENT, INC.
                 (Name of Small Business Issuer in its charter)

          UTAH                                                    87-0633496
       (State or                  (Primary Standard              IRS Employer
      Jurisdiction of          Industrial Classification        Identification
 Incorporation or Organization)      Code Number)                     No.

              3700 Susan St., Ste. 200, Santa Ana, California 92704
                    (949) 770-2578; Fax (949) 655-3000 x 5471
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                             Vincent van den Brink,
              3700 Susan St., Ste. 200, Santa Ana, California 92704
                    (949) 770-2578; Fax (949) 655-3000 x 5471
           (Name, address, and telephone number of agent for service)


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

             If this Form is filed to register additional securities
          for an offering pursuant to Rule 462(b) under the Securities
           Act, please check the following box and list the Securities
                Act registration statement number of the earlier
           effective registration statement for the same offering. / /

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
                           for the same offering. / /

                    If delivery of the prospectus is expected
                     to be made pursuant to Rule 434, please
                          check the following box: / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed Max.
Title of Each Class  Maximum          Offering     Aggregate       Amount of
of Securities        Amount to be     Price per    Offering        Registration
to be registered     registered       Security     Price           fee
--------------------------------------------------------------------------------

Common Stock,        $25,000           $.50         $25,000         $6.60
$.001 par

Total                $25,000           $.50         $25,000         $6.60
--------------------------------------------------------------------------------




                            DATED: AUGUST ____, 2001




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                          MORGAN CLARK MANAGEMENT, INC.

                          50,000 SHARES OF COMMON STOCK

Up to 50,000 of the shares of common stock offered hereby are being sold by MORGAN CLARK MANAGEMENT, INC. There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by Morgan Clark in its discretion. Morgan Clark's common stock is not currently listed or quoted on any quotation medium. There can be no assurance that Morgan Clark's common stock will ever be quoted on any quotation medium or that any market for Morgan Clark's stock will ever develop.
--------------------------------------------------------------------------------

THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             PRICE         UNDERWRITING           PROCEEDS
                             TO            DISCOUNTS AND          TO
                             PUBLIC        COMMISSIONS(2)         COMPANY(1)
--------------------------------------------------------------------------------

Per Share............... $      .50            $0                  $    .50
Total .................. $   25,000            $0                  $ 25,000

(1) Before deducting expenses payable by Morgan Clark, estimated at approximately $15,000. This offering is self-underwritten, so Morgan Clark is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 50,000 common shares. There is no minimum contingency, and the proceeds may be used in Morgan Clark's discretion.

(2) The shares of common stock are being offered by Morgan Clark through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by Morgan Clark and subject to the approval of certain legal matters by counsel and certain other conditions. Morgan Clark reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.



August ___, 2001



                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary ......................................................    4
Risk Factors ............................................................   6-9
Use of Proceeds .........................................................    9
Dividend Policy .........................................................   10
Price Range of Securities ...............................................   10
Determination of Offering Price .........................................   11
Capitalization ..........................................................   11
Selected Financial Data .................................................   11
Dilution ................................................................   11
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ............................................................   12
Plan of Operation - In General ..........................................   12
Business ................................................................   14
Marketing ...............................................................   14
Employees ...............................................................   17
Competition .............................................................   18
Management ..............................................................   18
Principal Stockholders ..................................................   19
Certain Transactions ....................................................   19
Description of Securities ...............................................   20
Shares Eligible for Future Sale .........................................   22
Plan of Distribution ....................................................   22
Legal Matters ...........................................................   23
Experts .................................................................   23
Index to Financial Statements ...........................................   24


-------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

CORPORATE BACKGROUND

Morgan Clark was organized on June 3, 1999, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Morgan Clark is a commissioned broker in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies. Morgan Clark has a website (www.morganclarkleasing.bizland.com) which provides information regarding the types of business loans we offer but it is not functional at present. There can be no assurance that Morgan Clark's common stock will ever develop a market.


                                  THE OFFERING
Common Stock Offered.........................  Up to 50,000 shares

Common Stock Outstanding after the
  Offering...................................  1,050,000 shares(1)

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock offered hereby involve a high degree of risk and immediate substantial dilution See "Risk
                                               Factors" and "Dilution"

Term of offering...........................    180 days, which may be extended an additional 180 days at
                                               the discretion of the Board of Directors

-------------------------------

(1) Figures are based on the current outstanding shares of 1,000,000


                             SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus.

                                                                  March 31, 2001


  CURRENT LIABILITIES
           Notes payable.........................................   $ 3,074


  Shareholders deficit:
           Common Stock, $.001 par  value,
           100,000,000 shares authorized; 1,000,000
           shares issued and outstanding ........................     1,000

           Stock subscription receivable ........................      (900)


           Accumulated deficit ..................................    (3,174)
                                                                    =======

           Total shareholders' equity (deficit)  ................    (3,074)
                                                                    =======


  Total Capitalization ..........................................    ( -0- )
                                                                    =======

RISK FACTORS

     You should carefully consider the risks described below before making a decision to purchase our common stock. The risks described below are not the only ones we face. Additional risks that are not presently known to us or which we currently believe are immaterial may also impair our business operations. Our business, financial conditions or results of operation could be materially adversely affected by any of these risks.

We have only one officer, director and shareholder and there is a possible conflicts of interest in certain related party transactions engaged in by us.


o Morgan Clark has engaged in transactions with its only officer, director and principal stockholder. The terms of these transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in our favor. See "Certain Transactions."

Our only officer and director is involved in other business activities and may divert business opportunities from this company.

o We presently employ our President, Secretary and Treasurer, Mr. Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. He is also employed by Airway Business Credit in the same line of business and he may divert business opportunities from this company. Mr. Van den Brink would be able to keep the entire commission if he diverted a business opportunity from Morgan Clark, whereas his interest in the commission would be limited to the extent of his equity interest in Morgan Clark if he credited the commission to Morgan Clark. The diversion of business from Morgan Clark would result in a loss of revenue to us and could result in our ceasing operations. See "Employees"

Morgan Clark's only officer and director is involved in other business activities and only devotes 20 hours per week to Morgan Clark which may not be sufficient to develop our business and may result in a lack of revenue.

o Morgan Clark presently employs its President, Secretary and Treasurer, Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. This amount of time may not be sufficient to develop Morgan Clark's business and may result in a lack of revenue to Morgan Clark. This lack of revenue could result in our ceasing operations. See "Employees"

The loss of the services of Mr. Vincent van den Brink, our only executive officer, would harm our business.

o Our future success depends to a significant extent on the efforts and abilities of our management, Vincent van den Brink, our chief executive officer and chairman of the board of directors. The loss of the services of this individual would harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in the lending businesses is intense, and we may experience difficulty in hiring qualified personnel and we may have a lack of funds to do so. See "Employees"


It will be difficult for you to evaluate our future performance and prospects based on our past performance because we are a relatively new company with no operating history and no income.

o Since inception, we have incurred losses and have had no income. Our lack of operating history makes predicting our future performance and prospects difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. Morgan Clark's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. See "Company Overview"

We may not be able to raise enough capital to offset our expected expenses and will not be able to develop our business.

o There is no minimum contingency or escrow of any funds received by Morgan Clark in this offering, and any funds received may be utilized by Morgan Clark for any corporate purpose as the funds are received.
o There is a risk that we will not raise enough capital to offset the $15,000 in expected expenses, or we will not raise the full $25,000, in which case we will not be able to use the funds raised to develop our business. See "Use of Proceeds"

If you purchase shares of our stock, you will experience an immediate and significant dilution in net tangible book value.

o The public offering price is substantially higher than the net tangible book value per share of the currently outstanding common stock. Purchasers of our common stock in this offering will experience immediate and substantial dilution. Dilution represents the difference between the price of a share sold in this offering and the pro forma net tangible book value per share after the offering. The dilution in net tangible book value, assuming a $0.50 per share offering price, will be 98.2% of the offering price to $0.009 in net tangible book value. See "Dilution."

We will need to raise additional funds after this offering, but we may not be able to do so, which will adversely effect our business in that we will not be able to develop our website, take advantage of business opportunities or respond to competitive pressures.

o We will need a minimum of $10,000 to satisfy our cash requirements for the next 12 months. We will be required to raise additional funds after this offering, especially if we do not sell the maximum number of shares and, as a result, do not have the proceeds necessary to implement our business plan to the extent we desire. If such financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our website, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations. See "Plan of Operations - In General"

We plan to raise additional capital through equity financing which will have a dilutive effect on existing shareholders.

o During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. If we are successful in raising additional equity financing, the net tangible book value per share of the currently outstanding common stock would be diluted by the issuance of additional shares. See "Plan of Operations - In General"

Morgan Clark has no intention to register this offering in all of the states, which may have an adverse effect on the ability of shareholders to resell their shares.

o The shares shall be offered on a direct participation basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. This limited distribution may have an adverse effect on the ability of shareholders to resell their shares. See "Plan of Distribution"

Morgan Clark's potential customers could contact, or be contacted, directly by a lender, and therefore have no use for our broker services.

o Some lenders have direct marketing campaigns to target potential business borrowers. These lenders are much larger and more well funded than we are. We could not compete with these lenders in such a direct marketing campaign as we do not have the funds nor the sales force. This would result in decreasing the amount of potential business that we could compete for and reduce our revenue. See "Competition."

We will have broad discretion in the use of the net proceeds from this offering, and we might use them ineffectively and not be able to develop our business.

o We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We may not use these proceeds effectively. We plan to use the proceeds from this offering for:

          -    offering expenses;

          -    website development; and
     working capital and general corporate purposes.

o We could use the proceeds for website development which did not result in any or minimal revenue or use the proceeds for working capital and general corporate purposes which resulted in no increase in revenue Either use of proceeds would be ineffective in producing or increasing revenues which might result in our not being able to develop our business.

o We have not definitively determined how we will allocate proceeds among these uses, particularly since we must sell more that the estimated expenses of $15,000 in order to have any net proceeds. If we have no net proceeds, we will not be able to develop our business. See "Use of Proceeds."

We are selling the shares in a direct participation offering without the use of an underwriter and may not be able to sell any or all of this offering.

o We are selling the shares in a direct participation offering, without the resources or expertise of an underwriter. As a result, we may not be able to sell any of the shares in the offering, or even enough shares to cover our expected expenses. We do not know whether we could sell these shares using the services of an underwriter more efficiently or inexpensively. See "Plan of Distribution"

This is a direct participation offering of our shares for which there is no public market, and as a result, we cannot predict when or whether an active trading market will develop and an investor could suffer a loss on their investment.

There has not been a public market for our common stock. We are not sure when the common stock will start trading, and this may not occur until well after the closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. A trading market may not develop. Because no underwriter has sold any shares to its customers, there is currently little incentive for a financial institution to provide aftermarket support of the shares. Without a public market for our shares, purchasers of our shares will find it difficult or impossible to resell their shares when they want to or have to and an investor could suffer a loss on their investment. See "Plan of Distribution"

The price of our common stock after this offering is likely to be volatile and may fall below the initial public offering price, at least in part because this is a direct participation offering.

o The stock market has experienced significant price and volume fluctuations, and the market prices of securities of Internet-related companies have been particularly volatile. Our officer and director is selling the shares in a direct participation offering and as of the date of this prospectus, there is no underwriter working with us who could provide aftermarket support, and no broker dealer has committed to selling any shares. Due to this lack of aftermarket support, the price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price, which could result in a loss to the investor . See "Plan of Distribution" We have no agreements with any underwriters or broker dealers, and we may be unable to attract market makers. An active trading market may not develop. In order to become listed on the OTC Electronic Bulletin Board, we need to have at least one registered and active market maker. We currently have no market makers. Additionally, See "Price Range of Securities".


This is a direct participation offering, and we have determined the offering price arbitrarily.

o This is a direct participation offering and no investment banker or appraiser has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price does not bear any relationship to assets, earnings, book value or any other objective criteria of value. The price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price. This could result in a significant loss to the investors. See "Plan of Distribution"

Our securities are referred to as "penny stocks" which places restrictions on the ability of broker-dealers to sell our securities.

o The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

     o make a special suitability determination for the purchase of such securities;
     o have received the purchaser's written consent to the transaction prior to the purchase;
     o deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
     o disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
     o    provide the purchaser with current quotations for the securities;
     o if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and
     o provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

o Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed. Our shareholders may not be able to sell their shares unless a secondary market develops. See "Penny Stock Status"

USE OF PROCEEDS

The net proceeds to Morgan Clark from the sale of all of the shares of common stock offered hereby are estimated to be approximately $10,000. Morgan Clark intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

Use                    Amount

Offering expenses     $15,000
Web site promotion      3,500
Management salaries         0
Employee salaries       4,500
Working capital         2,000
                      -------
Total:                $25,000

Morgan Clark intends to use these proceeds for web site promotion, working capital and general corporate purposes, in that order of priority. The allocation of the net proceeds of the offering set forth above represents Morgan Clark's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Morgan Clark's future revenues and expenditures. If any of these factors change, Morgan Clark may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

There is no minimum contingency or escrow of any funds received by Morgan Clark in this offering, and any funds received may be utilized by Morgan Clark for any corporate purpose as the funds are received. There is a risk that we will not raise enough capital to offset the $15,000 in expected expenses, or we will not raise the full $25,000, in which case we will not be able to use the funds raised to develop our business.

Morgan Clark will receive net proceeds of $10,000 if all the common stock is sold at the price listed. Morgan Clark may not sell any common stock or receive any proceeds. The common stock is being sold on a continuous no minimum basis. Regardless of how many or how few shares are sold, Morgan Clark will use the proceeds as they are received. Morgan Clark may not raise enough money from the sale of shares to fund all of its projects. We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We may not use these proceeds effectively. We plan to use the proceeds from this offering for: offering expenses; website development; and working capital and general corporate purposes. We have not definitively determined how we will allocate proceeds among these uses, particularly since we must sell more that the estimated expenses of $15,000 in order to have any net proceeds. If we have no net proceeds, we will not be able to develop our business.

The following table shows Morgan Clark's use of proceeds if 10%, 25%, 50%, 60% and/or 75%, of the shares are sold. Further, we may not be able to sell any shares in this offering.


                         10%          25%         50%         60%        75%
                      -------------------------------------------------------
Proceeds              $  2,500       6,250      12,500      15,000     18,750
Offering expenses       15,000      15,000      15,000      15,000     15,000
Web site promotion                                                        250
Management salaries                                                         0
Employee salaries                                                         450
Working capital                                                         3,050
                                                                     --------
Net Proceeds          $(12,500)     (8,750)     (2,500)    (  0  )      3,750


We would have to sell 60% of the offering to have enough proceeds to pay for the offering expenses. The allocation of the net proceeds of the offering set forth above represents Morgan Clark's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Morgan Clark's future revenues and expenditures. If any of these factors change, Morgan Clark may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Depending upon the number of shares sold, Morgan Clark may not receive sufficient funds to use these proceeds for web site promotion, working capital and general corporate purposes. If the net proceeds of the offering are insufficient to fund the above purposes, Morgan Clark will be required to seek additional financing from third parties. Such additional financing would be more costly to Morgan Clark than through the sale of shares offered pursuant to this prospectus. There is no assurance that such additional financing will be available as needed.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

Morgan Clark has never declared or paid cash dividends on its capital stock. Morgan Clark currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

Morgan Clark's common stock is not listed or quoted at the present time, and there is no present public market for Morgan Clark's common stock. We have only one shareholder of record of our common stock. At present, Morgan Clark does not have a market maker willing to file an application for our securities to be quoted on the National Quotation Bureau's "pink sheets". We would need to have a market maker also file a Form 211 with the National Association of Securities Dealers to quote Morgan Clark's securities on the NASD OTC Bulletin Board (Bulletin Board). The obtaining of a quotation is subject to NASD approval. Morgan Clark's stock may not get approval for quotation and we will not be quoted on the Bulletin Board. Therefore, a public market for Morgan Clark's common stock may not ever develop. Unless we are successful in getting a market maker interested in filing our application, we will not be able to get our stock trading.

DETERMINATION OF OFFERING PRICE

Morgan Clark has determined the offering price of the shares. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. Morgan Clark has arbitrarily determined the price. Even if a public trading market develops for the securities, the shares may not attain market values equal to the offering price.

Morgan Clark may not be able to develop a public market for its securities. Prior to this offering, there has been no public market for the shares being offered. An active trading market may not develop and purchasers of the shares may not be able to resell their securities at prices equal to or greater than the offering price. Purchasers of the shares may not be able to liquidate their investment readily or at all.

CAPITALIZATION


The following table sets forth the short-term debt and capitalization of Morgan Clark as of March 31, 2001. The table should be read in conjunction with the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.


                                                               March 31, 2001


  CURRENT LIABILITIES
           Notes payable.......................................   $ 3,074


  Shareholders deficit:

           Common Stock, $.001 par  value,
           100,000,000 shares authorized; 1,000,000
           shares issued and outstanding ......................     1,000

           Stock subscription receivable ......................      (900)

           Accumulated deficit ................................    (3,174)
                                                                  =======

           Total shareholders' equity (deficit) ...............    (3,074)
                                                                  =======


  Total Capitalization ........................................    ( -0- )
                                                                  =======



DILUTION


As of March 31, 2001, Morgan Clark's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Morgan Clark's tangible assets less its total liabilities. Net tangible book value per share represents Morgan Clark's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $0.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), Morgan Clark's net tangible book value as of the closing of this offering would increase from $0 to $.009 per share. This represents an immediate increase in the net tangible book value of $.009 per share to current shareholders, and immediate dilution of $.491per share to new investors, as illustrated in the following table:


Public offering price per
share of common stock ..........................................   $     0.50
Net tangible book value per share before offering ..............   $     0
Increase per share attributable to new investors ...............   $      .009
Net tangible book value per share after offering ...............   $      .009
Dilution per share to new investors ............................   $     0.491
Percentage dilution ............................................        98.2%

    The following table summarizes the number of shares of common stock purchased from Morgan Clark, the total consideration paid to Morgan Clark and the average price per share paid by existing stockholders and by new investors purchasing the shares of common stock offered hereby (before deducting estimated offering expenses payable by Morgan Clark):

                                            SHARES PURCHASED              TOTAL CONSIDERATION
                                            ----------------              -------------------
                                         NUMBER         PERCENT        AMOUNT     PERCENT      AVERAGE
                                         ------         -------        ------     -------      -------
Existing stockholders...............    1,000,000        95.24%      $   1,000      3.85%     $    .001
New investors .......................      50,000         4.76%      $  25,000     96.15%     $    .500
                                        ---------        ------      ---------     ------
    Total ...........................   1,050,000          100%      $  26,000     100%

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion should be read in conjunction with Morgan Clark's Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW


Morgan Clark was organized on June 3, 1999, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Since September, 2000, Morgan Clark has acted as a commissioned broker in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies. Morgan Clark has a website (www.morganclarkleasing.bizland.com) which provides information regarding the types of business loans we offer but it does not take loan applications at present. Morgan Clark's common stock may not ever develop a market.

From inception, June 3, 1999, to June 30, 2000, we were a development stage company conducting virtually no business operation, other than our efforts to effect a business combination with a target business which we consider to have significant growth potential. During this period, we have neither engaged in any operations nor generated any revenue. We received no cash flow. At inception, we sold 1,000,000 shares of common stock for $1,000 consisting of $100 in cash and $900 stock subscription receivable. Over this period, our operating expenses were met by loans from our stockholder and represented by a note payable in the amount of $2,974. We have an accumulated deficit for this period of $3,074.

During the nine months ended March 31, 2001, Morgan Clark had no revenues. Total expenses amounted to $100, consisting of general and administrative expenses of $100, amortization expense of $-0- and income tax expense of $-0-, resulting in a net loss of $100.


For the nine months ended March 31, 2000, Morgan Clark had a net loss of $2,724. The net loss of $2,724 was the result of interest income of $-0-, general and administrative expenses of $2,724, and amortization expenses of $-0-, resulting in a loss of $2,724.


At March 31, 2001, Morgan Clark had total assets of $-0-, consisting of current assets of $-0- (cash and cash equivalents), and fixed assets of $-0-. At June 30, 2000, Morgan Clark had total assets of $-0-, consisting of cash and cash equivalents (current assets) of $-0- and fixed assets of $-0-.

At March 31, 2001, Morgan Clark's total liabilities consisted of notes payable and accrued expenses of $3,074. At June 30, 2000, total liabilities amounted to $2,974.

Since inception, we have incurred losses and have had no income. Our lack of operating history makes predicting our future performance and prospects difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. Morgan Clark's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

PLAN OF OPERATIONS - IN GENERAL

Morgan Clark's plan of operations is to develop an ongoing source of referral business clients seeking financing. Morgan Clark acts as a commissioned broker between the borrower and the lender. We will be seeking additional lending sources to broker loans in the areas of equipment leasing, factoring and asset based lending To do this, Morgan Clark will seek to establish an aggressive marketing plan both on the internet and conventionally to attract potential borrowers.

During the next twelve months, Morgan Clark plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. If Morgan Clark is not successful in raising additional equity financing, and, thus, not be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Morgan Clark presently has no cash with which to satisfy any future cash requirements. Morgan Clark will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. These funds reflect the expected expenses of launching our business plan and moving into revenue-generating activities. Morgan Clark will not be able to operate if it does not obtain equity financing. Morgan Clark has no current material commitments.

We will need a minimum of $10,000 to satisfy our cash requirements for the next 12 months. We will be required to raise additional funds after this offering, especially if we do not sell the maximum number of shares and, as a result, do not have the proceeds necessary to implement our business plan to the extent we desire. If such financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our website, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

Morgan Clark depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. Management believes that, if this offering and the subsequent private placements are successful, Morgan Clark will be able to generate revenue from on line and off line sales leads and achieve liquidity within the next twelve months. During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. If we are successful in raising additional equity financing, the net tangible book value per share of the currently outstanding common stock would be diluted by the issuance of additional shares.

Morgan Clark does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Morgan Clark does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Morgan Clark has generated no revenue since its inception.

Morgan Clark has recently commenced operations. Morgan Clark's website (www.morganclarkleasing.bizland.com) which provides information regarding the types of business loans we offer but it does not take loan applications at present. It will establish itself on over 150 Internet search engines and Internet links, including, but not limited to Yahoo, Altavista, Dogpile, Lycos, and Netscape. We will hire a service, such as those provided by Microsoft and Network Solutions, which will submit the website to numerous search engines for listing. The cost of this service ranges from $39.95 per month up to $159.95 per month, depending upon the number of submissions to search engines and links per month. We will make a determination of which service to use after this offering, depending upon the net proceeds, if any.

Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis. During the next twelve months, Morgan Clark will be able to implement the "reciprocal" banner program at no cost but the media buying advertising campaign will only occur if we are successful in raising additional funds.

During the next twelve months, Morgan Clark will determine the cost of hiring a small sales force of commissioned salesmen to supplement our internet sales. We do not plan on using any of the proceeds of this offering to hire salesmen. Morgan Clark will depend upon capital to be derived from future financing activities such as subsequent offerings of its stock for the funds to hire salepeople. Management believes that, if this offering and the subsequent private placements are successful, we will able to hire commissioned salesmen to handle the internet leads and direct business marketing in order to increase sales.

Morgan Clark has no current plans, preliminary or otherwise, to merge with any other entity.

Morgan Clark is still considered to be a development stage company, with no revenue, and is dependent upon the raising of capital through placement of its common stock. Morgan Clark may not be successful in raising the capital it requires through the sale of its common stock.

BUSINESS

Morgan Clark acts as a commissioned broker in the business of referring potential borrowers to lenders for equipment leasing, factoring, and asset based financing in small to medium size companies. Morgan Clark has a website (www.morganclarkleasing.bizland.com) which provides information regarding the types of business loans we offer but it does not take loan applications over the internet at present. Morgan Clark plans to develop an ongoing source of referral business clients seeking financing. At the same time we will be seeking additional lending sources in the areas of equipment leasing, factoring and asset based lending. To do this, Morgan Clark will seek to establish an aggressive marketing plan both on the internet and conventionally.

Morgan Clark acts as a broker between the client business borrower and the ultimate lender. We determine the financial needs of the business, its ability to repay the funds, what type of loan or financing is appropriate for the client, and contact and negotiate with the lender. Morgan Clark is paid an agreed upon percentage of the fees and/or percentage points charged to the client and collected by the lender. We plan to talk to additional lenders regarding signing broker agreements with them. We need additional lenders who have different criteria for their lending in order to cover more of the various needs of the small to medium sized business borrowers. At this time, we are only talking to possible lenders but have not signed any broker agreements yet. We currently have a non-exclusive broker agreement with Airway Business Credit, Santa Ana, California.

Within the next twelve months, Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

Government approval is not necessary for Morgan Clark's business, and government regulations have no or only a negligible effect on its business.

Morgan Clark has not booked any significant research and development costs and therefore does not expect to pass any of those costs to customers. And has no product development or research and development costs.

Morgan Clark's mailing address is 3700 Susan St., Ste. 200, Santa Ana, California 92704. The telephone number of its principal executive office is
(949) 770-2578 and fax number 603-375-6582.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Morgan Clark's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE INDUSTRY

Small and medium sized companies find equipment leasing an efficient way to do business.

     o Leasing offers the opportunity to secure the necessary tools for the day-to-day work and allows capital to be put to work in other areas.
     o From bulldozers to telephones, virtually any type of equipment can be leased, and most any company can qualify.
     o Leasing can conserve cash, improve asset management, minimize tax obligations, simplify budgeting, and protect against equipment obsolescence.
     o Equally important, leasing is convenient and quick. The length of a lease depends mostly on the client's requirements. The term of a lease usually ranges from 3 to 5 years, although longer or shorter leases are available and can vary from as little as $2,000 to more than $1,000,000.
     o At the end of the lease period, the customer has a number of options: return the equipment, renew the lease on a year-to-year basis at reduced cost, apply the equipment's trade-in value to a new lease, or arrange to purchase the equipment.

Morgan Clark plans to develop its website into a popular site for various business financing information and loan applications. Through the contacts developed from the website, Morgan Clark will be able to consult with the clients and determine their individual business financing requirements.

MARKETING

Morgan Clark has developed an internet web site
(www.morganclarkleasing.bizland.com), which offers Morgan Clark's financial products to the internet consumer. We plan to add full e-commerce capabilities to our website so that customers can submit a request for funding online. In addition, Morgan Clark will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, for both online and conventional sales, Morgan Clark plans to implement an aggressive online marketing campaign. The objective will be to increase name awareness for Morgan Clark in the online community and to continually acquire new visitors to its web site who might turn into borrowers.

One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Morgan Clark's online campaign will target sites that generate high traffic from Internet users who fit Morgan Clark's customer profile. In order to create this market presence and increase customer awareness, Morgan Clark intends to promote its web site on the most effective search engines, directories and promotional sites the internet offers.

Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

However, Morgan Clark has not yet fully developed its web site, and there can be no assurance that it will be able to implement these programs. The programs to establish visibility and increase traffic to the web site includes directory submissions to make sure Morgan Clark is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to equipment leasing.

Of course, there can be no assurance that Morgan Clark can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. Morgan Clark will review its site data to optimize its listing. Once the site data has been perfected, Morgan Clark's site will be submitted to the top 75 search engines and promotional sites.

While listing a web site with the search engines and promotional sites is a high priority for the foundation of Morgan Clark's internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in Morgan Clark's site. Morgan Clark will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Morgan Clark's web site.

Online communities such as mailing lists, newsgroups, and online service forums tend to be very successful in driving traffic to sites as internet surfers use these communities to get advice from their peers. Morgan Clark will work with a firm to seed messages about its offerings in the various online communities that are visited by its target audience.

Companies specializing in Community Discussion Seeding include Word of Net Promotions, Webpromote and Agency.

     o Targeted e-mail announcements with information about Morgan Clark's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories.
     o These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%.
     o These efforts will result website visits by these individuals because they have an interest in Morgan Clark's products and services and can click-through hyperlinks created in Morgan Clark's e-mail announcement.
     o Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

Morgan Clark expects to maintain a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, Morgan Clark plans to only send targeted email to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the email lists.

During the next twelve months, Morgan Clark will determine the cost of hiring a small sales force of commissioned salesmen to supplement our internet sales. We do not plan on using any of the proceeds of this offering to hire salesmen. Morgan Clark will depend upon capital to be derived from future financing activities such as subsequent offerings of its stock for the funds to hire salepeople. Management believes that, if this offering and the subsequent private placements are successful, we will able to hire commissioned salesmen to handle the internet leads and direct business marketing in order to increase sales.

Morgan Clark intends to announce its products and services on the web in press releases. Favorable articles or editorial pieces about Morgan Clark's website can generate tremendous visibility and opportunity to sell its products and services. Morgan Clark will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

THE PRODUCTS

Morgan Clark is in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies through its e-commerce web site on the internet. Morgan Clark acts as a broker between the potential business borrowers and the prospective lenders and is compensated in these transactions on a commission basis by the lender.

Factoring is:

     o    an agreement between the Lender and the client's company in which
     o the Lender purchases the client's accounts receivable (can be with or without recourse to the client) and
     o assumes responsibility for the client's customers financial ability to pay.
     o If a customer is financially unable to pay its debts, the Lender incurs the responsibility for payment.
     o The Lender extends credit to the client's customers, collects the accounts receivable from the customers and performs the related bookkeeping functions.
     o As needed, the Lender can also provide cash advances against open receivables prior to collection of the receivables.
     o Factoring is a complete financial package that combines: credit protection, accounts receivable bookkeeping, collection services, and financing.

Leasing provides:

     o a customer with the use of equipment for a specified period of time, usually from 12 to 84 months.
     o It may also provide the customer with the option to purchase the equipment for some price, at some point during the term or at the end of the lease.
     o A Capital Lease is one that usually provides the customer with a stated purchase option. The purchase option may range from $1.00 to a predetermined percentage of the selling price.
     o A Capital Lease is a finance lease; ownership, from an accounting viewpoint, is with the customer, but may or may not be from a tax viewpoint.
     o An Operating Lease provides the customer with a renewal option, a purchase option, or a no purchase option. The purchase option may be a stated amount provided it is not nominal; or it may be a fair market value. An Operating Lease does not provide ownership to the customer from an accounting viewpoint and may or may not from a tax viewpoint.

Asset-based lending is similar to bank lending.

     o A bank will normally offer a Line of Credit based on levels of Accounts Receivable and Inventory.
     o A bank can also offer Term Loans based on fixed assets such as Machinery, Equipment, and sometimes Real Estate.
     o However, a bank will have many covenants or restrictions, requiring that certain financial ratios be met and, in general, providing control over the management of a customer's business.
     o    Asset-based Lending differs in several ways.
          o First, Asset-based Lending usually provides more money than a bank.
          o Asset-based Lending will advance higher amounts of money on each asset.
          o There are few, if any, covenants or restrictions on a customer, which provides more flexibility to the customer.
          o Additionally, banks will also restrict rapid growth or expansion, and they will discourage expansion of a customer's company out of the bank's region or state. Banks are strictly regulated by the Federal Deposit Insurance Corporation (FDIC). The FDIC oversees all loans structured and approved by a bank.
          o The Asset-based Lending industry is not regulated by the FDIC because most Asset-based Lenders are not direct banks. Therefore, Asset-based Lenders can structure a loan or facility with more flexibility, and they generally provide financing to more marginal companies than a bank will, at very competitive rates.

Morgan Clark acts as a broker between the client business borrower and the ultimate lender. We determine

     o    the financial needs of the business,
     o    its ability to repay the funds,
     o    what type of loan or financing is appropriate for the client, and
     o    contact and negotiate with the lender.

Morgan Clark is paid an agreed upon percentage of the fees and/or percentage points charged to the client and collected by the lender. We are in the process of developing additional broker agreements with other lenders who have different criteria for their lending in order to cover more of the various needs of the small to medium sized business borrowers.

PATENTS

Morgan Clark holds no patents for its products. Morgan Clark is the owner of the internet website, www.morganclarkleasing.bizland.com.

Mr. van den Brink works at Airway Business Credit, a licensed California Finance Lender, and is covered under that license for his activities at Airway. Morgan Clark engages in packaging and referring "non-loans" such as factored transactions, leases, and asset based lending, which are not subject to the provisions of the California Finance Lenders Law (Division 9 of the California Financial Code commencing with Section 22000, et sec.). Mr. Van den Brink does not need a license for Morgan Clark to implement its business plan. The type of loans we will be doing do not require a license.

GOVERNMENT REGULATION

Government approval is not necessary for Morgan Clark's business, and government regulations have no effect or a negligible effect on its business.

EMPLOYEES

We presently employ our President, Secretary and Treasurer, Mr. Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. He is also employed by Airway Business Credit in the same line of business and he may divert business opportunities from this company. Mr. Van den Brink would be able to keep the entire commission if he diverted a business opportunity from Morgan Clark, whereas his interest in the commission would be limited to the extent of his equity interest in Morgan Clark if he credited the commission to Morgan Clark. The diversion of business from Morgan Clark would result in a loss of revenue to us and could result in our ceasing operations. Mr. Vincent van den Brink devotes approximately 20 hours per week on the business of Morgan Clark. This amount of time may not be sufficient to develop Morgan Clark's business and may result in a lack of revenue to Morgan Clark. This lack of revenue could result in our ceasing operations.

Our future success depends to a significant extent on the efforts and abilities of our management, Vincent van den Brink, our chief executive officer and chairman of the board of directors. The loss of the services of this individual would harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in the lending businesses is intense, and we may experience difficulty in hiring qualified personnel and we may have a lack of funds to do so.

PROPERTIES

Morgan Clark has an oral agreement with Morgan Clark's president for use of office space, telephones and secretarial services supplied free of charge to Morgan Clark. Morgan Clark owns its internet web site, http://www.morganclarkleasing.bizland.com/.

COMPETITION

Our competitors can be other large master brokers who work between the funding sources of many lenders and numerous smaller brokers. Examples of these brokers are Airway Business Credit and Public Funding Corporation. Some of our other competitors in commercial lending to the small to midsized businesses are CIT Group and Rosenthal Group, Capital Factors Holding, a subsidiary of Union Planters Corporation, through its subsidiaries, Capital Business Credit, which provides loans to small and midsized businesses, is one of the US's leading factoring companies. Heller Financial provides small and midsized businesses worldwide with such financial services as secured loans, equipment finance, leasing, asset management, and small-business lending. The FINOVA Group offers commercial financing to small and midsized businesses, through its subsidiary, FINOVA Capital.

These larger competitors are either commercial finance companies, independent lessors (direct lenders) or bank/financial institutions. All of these large companies provide broker programs and lessor programs, where they will accept brokered loan packages if the broker has been accepted as one in their network.

Some lenders solicit their own business directly to the potential business borrower, along with accepting broker loan packages. All of these competitors are much larger and more well funded than we are.

Most of these lenders only accept loan applications through authorized brokers. We will not be able to compete with these companies, but will be able to enter into a broker agreement with these companies should the business borrower client need the type of loan provided by these competitors. We can submit loan packages to these lenders under a broker program, if the loan requested and borrower qualifications are also met.

Some lenders have direct marketing campaigns to target potential business borrowers. However, if the borrower does not meet their lending requirements, the borrower has to keep shopping around with various lenders. By utilizing a broker such as Morgan Clark, the borrower fills out one application, has one credit check, which is exposed only to those lenders who have the type of loan he would be interested in and he would qualify for.

LEGAL PROCEEDINGS

Morgan Clark is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Morgan Clark serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Morgan Clark are as follows:

Name                       Age             Position
------                     ---             --------
Vincent van den Brink       59             President, Secretary,
                                           Treasurer, Director

Vincent van den Brink has been President and Director of Morgan Clark since 1998. Since October 1997 to present, he has been a Financial Consultant with Airway Business Credit, Santa Ana, California, providing asset based lending, factoring, equipment leasing, and export financing for various businesses. From June 1985 until May 1997, he was a Business Consultant writing business plans and business development plans for companies across the country. Since 1978 to present, in addition to working for the above companies, he has been operating an export business providing export consulting, export products and sourcing products for international clients. Mr. van den Brink is the Secretary/Treasurer of Theinternetcorp.net, Inc. and President of Piedmont, Inc., both of which are public reporting companies. He holds a Bachelor's degree in automotive engineering from the Auto Technische School in Apeldoorn, Netherlands. He is fluent in English, Dutch, German and Afrikaans.

EXECUTIVE COMPENSATION

The executive compensation for the officers, key employees and directors of Morgan Clark are as follows:

Name                       Age               Position                   Salary
------                     ---               ---------                  ------
Vincent van den Brink       59               President, Secretary         $ 0
                                             Treasurer, Director

Morgan Clark has made no provisions for cash compensation to its officer and director. Morgan Clark's management received 1,000,000 shares of restricted stock upon incorporation under a subscription agreement. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

Morgan Clark has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Morgan Clark's board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Morgan Clark's common stock as of June 30, 2000, by (i) each person known by Morgan Clark to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Morgan Clark, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                  Shares            Percent          Percent
Name and Address of Beneficial    Beneficially      Before            After
Owner                             Owned             Offering          Offering
--------------------------------------------------------------------------------
Vincent van den Brink (1)         1,000,000           100%             95.24%
3700 Susan St., Ste. 200
Santa Ana, CA 92704

Officers and Directors
as a Group                        1,000,000           100%             95.24%
--------------------------------------------------------------------------------

(1) Table is based on current outstanding shares of 1,000,000.

CERTAIN TRANSACTIONS

In connection with organizing Morgan Clark Management, Inc., on June 6, 2000, Vincent van den Brink was issued 1,000,000 shares of restricted common stock under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. van den Brink may be deemed to be a promoter of Morgan Clark. No other persons are known to management that would be deemed to be promoters.

Mr. van den Brink has advanced funds for the benefit of Morgan Clark to pay for audits, edgarization costs, filing fees, website development, courier costs and postage. Mr. van den Brink has not received any additional compensation from Morgan Clark for these advances and he may continue to advance funds in the future.

DESCRIPTION OF SECURITIES

The authorized capital stock of Morgan Clark consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,050,000 shares of common stock.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and preferred stock can elect all of Morgan Clark's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PREFERRED STOCK

Morgan Clark's Articles of Incorporation authorizes the issuance of 40,000,000 shares of preferred stock, $0.001 par value, none of which have been issued. Morgan Clark currently has no plans to issue any preferred stock. Morgan Clark's Board of Directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Morgan Clark considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Morgan Clark's Certificate of Incorporation would avoid the possible delay and expense of a shareholders meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock. This could result in dilution of the income per share and net book value of the common stock.

Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Morgan Clark's common stock or any other series of preferred stock which Morgan Clark may issue. The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of Morgan Clark and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Morgan Clark. Further, certain provisions of Utah law could delay or make more difficult a merger, tender offer, or proxy contest involving Morgan Clark. Although such provisions are intended to enable the Board of Directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Morgan Clark's stock in the future.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Morgan Clark's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     o Prior to the transaction, the broker-dealer must approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives,
     o To reasonably determine based on that information that transactions in penny stocks are suitable for the person, and

     o that the person has sufficient knowledge and experience in financial matters and
     o that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.
     o In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person.
     o Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Morgan Clark's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84107.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Morgan Clark will have 1,050,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Morgan Clark), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others)

     o    whose restricted shares have been fully paid for and
     o meet the rule's one year holding provisions, including persons who may be deemed affiliates of Morgan Clark,
     o may sell restricted securities in broker's transactions or directly to market makers,
     o provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or
     o the average weekly trading volume for the four calendar week period immediately prior to each such sale.

After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Morgan Clark without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Morgan Clark's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time.

PLAN OF DISTRIBUTION

The shares shall be offered on a direct participation basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is direct participation by Morgan Clark, which offers the shares directly to investors through officer Vincent van den Brink, who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Morgan Clark. The offering is a direct participation offering, which means that it does not involve the participation of an underwriter or broker.

We are selling the shares in a direct participation offering, without the resources or expertise of an underwriter. As a result, we may not be able to sell any of the shares in the offering, or even enough shares to cover our expected expenses. We do not know whether we could sell these shares using the services of an underwriter more efficiently or inexpensively.
There has not been a public market for our common stock. We are not sure when the common stock will start trading, and this may not occur until well after the closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become. Because no underwriter has sold any shares to its customers, there is currently little incentive for a financial institution to provide aftermarket support of the shares. Without a public market for our shares, purchasers of our shares will find it difficult or impossible to resell their shares when they want to or have to.

The stock market has experienced significant price and volume fluctuations, and the market prices of securities of Internet-related companies have been particularly volatile. Our officer and director is selling the shares in a direct participation offering and as of the date of this prospectus, there is no underwriter working with us who could provide aftermarket support, and no broker dealer has committed to selling any shares. Due to this lack of aftermarket support, the price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price.

This is a direct participation offering and no investment banker or appraiser has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price does not bear any relationship to assets, earnings, book value or any other objective criteria of value. The price of our stock following the offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price. This could result in a significant loss to the investors.

There is currently no public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. After closing and the creation of a public trading market for the shares, we hope that a number of broker-dealers may become principal market makers for the shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to become listed on the OTC Electronic Bulletin Board, we need to have at least one registered and active market maker. We currently have no market makers.

The offering of the shares shall terminate in 180 days unless extended for no more than an additional 180 days at the discretion of Morgan Clark. At the end of the 180 days, Morgan Clark will determine whether to extend the offering. We will determine whether there is continued interest in the offering from potential investors, whether there is a reasonable likelihood that a sale will result and the amount of shares left to be sold.

Morgan Clark reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Morgan Clark by Sandra S. Sawyer, Esq., Lake Forest, California.

EXPERTS

The Financial Statements of Morgan Clark as of June 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Kurt
D. Saliger, independent public accountant for Morgan Clark, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Effective June 30, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Jones, Jensen & Co., was dismissed. This accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B) 1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

Effective on July 1, 2000, Kurt D. Saliger, independent public accountant, was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain the new firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter relating to this Registrant.

ADDITIONAL INFORMATION

Morgan Clark has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933 with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.


Morgan Clark will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

                   INDEX TO FINANCIAL STATEMENTS

MORGAN CLARK MANAGEMENT, INC.


Independent Auditor's Report .............................................   F-1

Balance Sheets
 June 30, 2000 ...........................................................   F-2

Statements of Operations
 For the Years Ended June 30, 2000 .......................................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended June 30, 2000 .......................................   F-4

Statements of Cash Flows
 For the Years Ended June 30, 2000 .......................................   F-5

Notes to Financial Statements ............................................   F-6


FINANCIAL STATEMENTS
  Quarter Ended March 31, 2001 ...........................................    28

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Morgan Clark Management, Inc.

I have audited the accompanying balance sheet of Morgan Clark Management, Inc. (a development stage company), as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the period from inception (June 3, 1999) to June 30, 2000. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Clark Management, Inc. as of June 30, 2000 and the results of its operations and its cash flows for the period from inception (June 3, 1999) to June 30, 2000 in conformity with generally accepted accounting principles.


Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
Las Vegas, Nevada
August 28, 2000

                          Morgan Clark Management, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2000


                                                                 June 30, 2000
                                                                 -------------
ASSETS
CURRENT ASSETS:
Cash                                                                $     0
Accounts Receivable                                                 $     0
TOTAL CURRENT ASSETS                                                $     0
                                                                    -------

TOTAL ASSETS                                                        $     0
                                                                    =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable
Notes Payable                                                       $ 2,974
TOTAL CURRENT LIABILITIES                                           $ 2,974
                                                                    -------
LONG-TERM DEBT                                                      $     0

STOCKHOLDERS' EQUITY:
Common stock, $.001 par value authorized 100,000,000 shares
issued $1,000 and outstanding at June 30, 2000, 1,000,000 shares
Stock Subscription Receivable                                       $  (900)
Additional paid in Capital                                          $
Deficit Accumulated During Development Stage                        $(3,074)
                                                                    -------

TOTAL STOCKHOLDERS' EQUITY                                          $(2,974)
                                                                    -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $     0
                                                                    =======

          See accompanying notes to financial statements & audit report


                            Morgan Clark Management, Inc.
                            (A Development Stage Company)
                               STATEMENT OF OPERATIONS
                                    June 30, 2000


                                          June 30, 2000     From Inception June 3, 1999
                                          -------------     ---------------------------
                                                                  To June 30, 2000
                                                                  ----------------
INCOME:
Revenue                                    $         0               $         0
TOTAL INCOME                               $         0               $         0

EXPENSES:
General, and Administrative                $     2,874               $     3,074
Amortization                               $         0
Total Expenses                             $     2,874               $     3,074
Net Profit/Loss(-) From Operations         $    (2,874)              $    (3,074)
Interest Income                            $         0
INCOME (LOSS) BEFORE INCOME TAXES          $    (2,874)              $    (3,074)
Provision for income tax                   $         0
NET INCOME (LOSS)                          $    (2,874)              $    (3,074)
                                           ===========               ===========
NET INCOME (LOSS)                          $      0.00               $      0.00
PER SHARE-BASIC AND DILUTED

AVERAGE NUMBER OF SHARES OF COMMON STOCK     1,000,000                 1,000,000
OUTSTANDING

          See accompanying notes to financial statements & audit report

                                      F-3


                                             Morgan Clark Management, Inc.
                                             (A Development Stage Company)
                                           STATEMENT OF STOCKHOLDERS' EQUITY
                                                     June 30, 2000


                                            Common        Stock        Additional   Stock             (Deficit)
                                            Shares        Amount       paid-in      Subscription      Accumulated During
                                                                       capital      Receivable        Development Stage
Issued for                                 1,000,000    $     1,000   $         0          --                  --
Cash and organizational costs
June 3, 1999

Stock Subscription Receivable                   --             --            --     $      (900)               --
Net Income June 3, 1999 (inception) to          --             --            --            --           $      (200)
June 30, 1999

Balance June 30, 1999                      1,000,000          $1000   $         0   $      (900)        $      (200)
                                         ===========    ===========   ===========   ===========         ===========
Net Income (Loss) from July 1, 1999             --             --            --            --           $    (2,874)
To June 30, 2000
Balance June 30, 2000                      1,000,000    $     1,000   $         0   $      (900)        $    (3,074)
                                         -----------    -----------   -----------   -----------         -----------

                             See accompanying notes to financial statements & audit report


                                                          F-4


                          Morgan Clark Management, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                  June 30, 2000

                                                               From Inception on
                                                                June 3, 1999 to
                                              June 30, 2000      June 30, 2000

Cash Flows from Operating Activities:
Net Income                                      $(2,874)             $(3,074)
Increase (decrease) in accounts payable         $ 2,874              $ 2,974
                                                -------              -------
Net Cash (Used) In Operating Activities         $     0              $  (100)
                                                -------              -------

CASH FLOWS FROM INVESTING ACTIVITIES            $     0              $     0
                                                -------              -------
Purchase of organizational costs

CASH FLOWS FROM FINANCING ACTIVITIES            $     0
                                                -------
Issuance of common stock for cash                                    $   100
                                                                     -------
Net Increase in Cash                            $     0              $     0
Cash, Beginning of Period                       $     0              $     0
                                                =======              -------
Cash, Ending of Period                          $     0              $     0
                                                =======              -------

          See accompanying notes to financial statements & audit report

                          Morgan Clark Management, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               Dated June 30, 2000

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY.

Morgan Clark Management, Inc. was incorporated on June 3, 1999 under the laws of the State of Utah. Morgan Clark Management, Inc. was organized to engage in any lawful activity. Morgan Clark Management, Inc. currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.
-----------------

Morgan Clark Management, Inc. records income and expenses on the accrual method.

Estimates.
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs.
--------------------

Organizational costs are stated at cost and have been expensed as incurred.

Income Taxes.
------------

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, (SFAS #109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Loss Per Share.
--------------
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128, (SFAS #128), "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 2000, Morgan Clark Management, Inc. had no dilative common stock equivalents such as stock options.

NOTE 3- INCOME TAXES.

There is no provision for income taxes for the period ended June 3, 1999 (inception) to June 30, 2000 due to the zero net income.

NOTE 4- SHAREHOLDERS' EQUITY.

Common Stock.
------------

The authorized common stock of Morgan Clark Management, Inc. consists of 100,000,000 shares with a par value of $0.001 per share.

Preferred Stock.
---------------

The authorized Preferred Stock of Morgan Clark Management, Inc. consists of 40,000,000 shares with a par value of $0.001 per share.

NOTE 5 - RELATED PARTY TRANSACTIONS.

Morgan Clark Management, Inc. neither owns nor leases any real or personal property. Office services are provided without charge by the sole director of this company. Such costs are immaterial to the financial statements and accordingly have not been reflected therein. The sole director of Morgan Clark Management, Inc. is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between Morgan Clark Management, Inc. and the other business interests. Morgan Clark Management, Inc. has not formulated a policy for the resolution of such conflicts.

FINANCIAL STATEMENTS
Quarter Ended March 31, 2001

                          Morgan Clark Management, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 March 31, 2001
                                   (unaudited)


                                                March 31, 2001     June 30, 2000
                                                --------------     -------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                           $     0          $     0
OTHER ASSETS:
Organizational costs (net
of amortization)                                    $     0          $     0
TOTAL ASSETS


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable                                       $ 3,074          $ 2,974
Accounts payable- related party

Total Liabilities                                   $ 3,074          $ 2,974

STOCKHOLDERS' EQUITY
Common stock, $.001 par value;
100,000,000 shares authorized;
1,000,000 shares issued and
outstanding at Mar 31, 2001                         $ 1,000          $ 1,000

Stock Subscription Receivable                          (900)            (900)
Additional Paid in Capital
Deficit accumulated
during the development stage                         (3,174)          (3,074)
                                                    -------          -------
Total stockholders' equity                          $(3,074)         $(2,974)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                $     0          $     0

The accompanying notes are an integral part of these financial statements.





                                           Morgan Clark Management, Inc.
                                           (A Development Stage Company)
                                       STATEMENT OF STOCKHOLDERS' EQUITY
                           For the Period from June 3, 1999 (Inception) to March 31, 2001
                                                    (unaudited)



                                            Common        Stock        Additional   Stock             (Deficit)
                                            Shares        Amount       paid-in      Subscription      Accumulated During
                                                                       capital      Receivable        Development Stage
Issued for                                 1,000,000    $     1,000   $         0          --                 --
Cash and organizational costs
June 3, 1999

Stock Subscription Receivable                   --             --            --     $      (900)              --

Net Income June 3, 1999 (inception) to          --             --            --              --        $      (200)
June 30, 1999

Balance June 30, 1999                      1,000,000          $1000   $         0   $      (900)       $      (200)
                                         ===========    ===========   ===========   ===========        ===========

Net Income (Loss) from July 1, 1999             --             --            --              --        $    (2,874)
To June 30, 2000

Balance June 30, 2000                      1,000,000    $     1,000   $         0   $      (900)       $    (3,074)
                                         -----------    -----------   -----------   -----------        -----------



Net Income (Loss) from July 1, 2000              --            --            --              --        $      (100)
To March 31, 2001

Balance March 31, 2001                     1,000,000    $     1,000   $         0   $      (900)       $    (3,174)
                                         -----------    -----------   -----------   -----------        -----------



                           See accompanying notes to financial statements & audit report

                                                         29


                                           Morgan Clark Management, Inc.
                                           (A Development Stage Company)
                                              STATEMENTS OF OPERATIONS
                                                   March 31, 2001
                                                    (unaudited)


                                                                                                      From Inception
                                                                                                       June 3, 1999
                                               Three Months Ended              Nine Months Ended            to
                                             3/31/2001     3/31/2000       3/31/2001      3/31/2000     3/31/2001
                                           ------------   ------------   ------------   ------------   ------------
INCOME:
Revenue                                    $         0    $         0    $         0    $         0    $         0
TOTAL INCOME                               $         0    $         0    $         0    $         0    $         0

EXPENSES:
General, and Administrative                $         0    $     1,300    $       100    $     2,724    $     3,174
Amortization                               $
Total Expenses                             $         0    $     1,300    $       100    $     2,724    $     3,174
Net Profit/Loss(-) From Operations         $         0    $    (1,300)   $      (100)        $(2724)       $(3,174)
Interest Income                            $         0    $         0    $         0    $         0    $         0
INCOME (LOSS) BEFORE INCOME TAXES          $         0    $    (1,300)   $      (100)        $(2724)       $(3,174)
Provision for income tax                   $         0    $         0    $         0    $         0    $         0
NET INCOME (LOSS)                          $         0    $    (1,300)   $      (100)        $(2724)   $    (3,174)
NET INCOME (LOSS)
PER SHARE-BASIC AND DILUTED
                                           $      (.00)   $      (.00)   $      (.00)   $      (.00)   $      (.00)
AVERAGE NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING
                                             1,000,000      1,000,000      1,000,000      1,000,000      1,000,000


The accompanying notes are an integral part of these financial statements


                                                         30



                                           Morgan Clark Management, Inc.
                                           (A Development Stage Company)

                                              STATEMENT OF CASH FLOWS
                                                   March 31, 2001
                                                    (unaudited)

                                                                                                          Period from
                                                       Three Months                 Nine Months            Inception
                                                         Ended                        Ended                 (6/3/99)
                                                         -----                        -----                 through
                                                3/31/2001     3/31/2000      3/31/2001      3/31/2000      3/31/2001
                                                ---------     ---------      ---------     ----------      ---------
Cash Flows from Operating Activities:
Net Income (Loss)                                $     0       $(1,300)       $  (100)       $(2,724)       $(3,174)
Changes in Operating Assets & Liabilities:
   Increase (decrease) in accounts payable       $     0       $ 1,300        $   100        $ 2,724        $ 3,074
                                                 -------       -------        -------        -------        -------
Net Cash (Used) by Operating Activities          $     0       $     0        $     0        $     0        $  (100)
                                                 =======       =======        =======        =======        =======
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of organizational costs                 $     0                                                          $
Corp. Promissory Note                                                                              $              $


CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash                $     0       $     0        $     0        $     0        $   100

Net Increase in Cash                             $     0       $     0        $     0        $     0        $     0

Cash, Beginning of Period                        $     0       $     0        $     0        $     0        $     0
                                                 -------       -------        -------        -------        -------

Cash, End of Period                              $     0       $     0        $     0        $     0        $     0
                                                 -------       -------        -------        -------        -------



The accompanying notes are an integral part of these financial statements.




                          Morgan Clark Management, Inc.
                          (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 31, 2001

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The information including in the condensed financial statements is unaudited, but includes all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary for a fair representation of the interim period presented.

Development stage company

The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board and has not engaged in any business other than organizational efforts until September of 2000. On September 15, 2000, the Company issued a statement regarding its entering into a broker agreement with Airway Business Credit to provide equipment leasing, factoring and asset based lending for small to medium size companies. The Company launched its website for its new operations on September 18, 2000. The Company will carry out its plan of business to provide various lending sources for small to medium size companies. It has no full-time employees and owns no real property.

Accounting Method
The Company records income and expenses on the accrual method.

Fiscal Year
The Company has selected a June 30 fiscal year end.

Loss Per Share
Loss per share was computed using the weighted number of shares outstanding during the period.


Organization Costs
Organizational costs are state at cost and have been expensed as incurred.


Statement of Cash Flows
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Stock Basis
Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

2.   STOCKHOLDERS' EQUITY

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.001 per share. As of March 31, 2001, the Company had 1,000,000 shares outstanding

Preferred Stock.

The authorized Preferred Stock of the Company consists of 40,000,000 shares with a par value of $0.001 per share. No preferred shares have been issued.

3.  INCOME TAXES

There is no provision for income taxes for the period ended March 31, 2001 and June 3, 1999 (inception) to March 31, 2001 due to the zero net income and the net operating loss carry forward.
________________________________________________________________________________


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Prospectus Summary ....................................................     4
Risk Factors ..........................................................    6-9
Use of Proceeds .......................................................     9
Dividend Policy .......................................................    10
Price Range of Securities .............................................    10
Determination of Offering Price .......................................    11
Capitalization ........................................................    11
Selected Financial Data ...............................................    11
Dilution ..............................................................    11
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ..........................................................    12
Plan of Operation - In General ........................................    12
Business ..............................................................    14
Marketing .............................................................    14
Employees .............................................................    17
Competition ...........................................................    18
Management ............................................................    18
Principal Stockholders ................................................    19
Certain Transactions ..................................................    19
Description of Securities .............................................    20
Shares Eligible for Future Sale .......................................    22
Plan of Distribution ..................................................    22
Legal Matters .........................................................    23
Experts ...............................................................    23
Index to Financial Statements .........................................    24



                          MORGAN CLARK MANAGEMENT, INC.
                          50,000 SHARES OF COMMON STOCK
                                   PROSPECTUS



                                August ____, 2001


--------------------------------------------------------------------------------

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the provisions of the Utah Revised Business Corporation Act (the "Utah Act"), Morgan Clark has the power to indemnify an individual made a party to a proceeding because they are or were a director, against liability incurred in the proceeding, if such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Morgan Clark and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. The Company must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director of officer of Morgan Clark, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Pursuant to the Utah Act, the Company's Board of Directors may indemnify its officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

Morgan Clark may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of Morgan Clark who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes Morgan Clark with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Morgan Clark, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

Also pursuant to the Utah Act, a corporation may set forth its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation of Section 16-10a-842 of the Utah Act (relating to the distributions made in violation of the Utah Act); and (iv) an intentional violation of criminal law. To date, Morgan Clark has not adopted such a provision in its Articles of Incorporation, By-Laws, or by resolution. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Utah Act also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee ............................................        $
Printing and engraving expenses .................................        $   500
Accounting fees and expenses ....................................        $ 1,000
Legal fees and expenses (other than Blue Sky) ...................        $12,000
Blue sky fees and expenses (including legal and filing fees) ....        $ 1,000
Miscellaneous ...................................................        $   500
                                                                         -------

    Total .......................................................        $15,000
                                                                         =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Morgan Clark within the past three years and were not registered under the Securities Act: In connection with organizing Morgan Clark Management, Inc., on June 6, 1999, Vincent van den Brink was issued 1,000,000 shares of restricted common stock under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. van den Brink may be deemed to be a promoter of Morgan Clark. No other persons are known to Management that would be deemed to be promoters.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

    EXHIBIT
     NUMBER        DESCRIPTION
    -----------------------------
       3.1         Articles of Incorporation
       3.2         By-Laws
       4.1         Form of Common Stock Certificate
       5.1         Opinion of Counsel and Consent
      10.1         Contract with Airway Business Credit
      16           Letter  on Change in Certified Accountants
      23.1         Consent of Independent Accountant
      23.2         Consent of Counsel (filed as part of
                    Exhibit 5.1)
      99           Subscription Agreement


ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:
(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California, on August 10, 2001.



                                          MORGAN CLARK MANAGEMENT, INC.

                                         /s/ Vincent van den Brink
                                         VINCENT VAN DEN BRINK
                                         Chairman of the Board and
                                         President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                         TITLE                              DATE
--------------------------------------------------------------------------------


/s/Vincent van den Brink       Chairman of the Board and         August 10, 2001
------------------------       President, Secretary, Treasurer
VINCENT VAN DEN BRINK


--------------------------------------------------------------------------------